Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401

March 9, 2022
111 Broadway Suite 807 New York, NY 10006 T - (212) 332-8160 F - (212) 332-8161

Creatd, Inc. 648 Broadway Suite 200 New York, NY 10012	www. lucbro.com

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Creatd, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on November 25, 2020, subsequently declared effective on April 23, 2021, and supplemented by the prospectus supplement pertaining proposed offer and sale of up to 1,519,857 shares (the “Common Shares”) of our common stock, par value $0.001 per share (“Common Stock”) and warrants to purchase up to 1,519,857 shares of Common Stock (the “Warrants”).

The Common Shares and the shares underlying the Warrants (the “Warrant Shares”) are included in a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the related prospectus included in the Registration Statement (the “Prospectus”), originally filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2020 and subsequently declared effective on April 23, 2021.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In rendering these opinions, we have examined the Company’s Articles of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain factual matters on information obtained from officers of the Company. We are opining herein as to the laws of the United States and Chapter 78 of the Nevada Revised Statutes of the State of Nevada, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The issuance of the Common Shares has been duly authorized by all necessary corporate action of the Company, and when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders of such Common Shares, the Common Shares will be validly issued, fully paid and non-assessable

2.	The issuance of the Warrants has been duly authorized by all necessary corporate action of the Company, and when the Warrant Shares have been issued by the Company upon due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP